EXHIBIT 5.1
[McW. TODMAN & CO. LETTERHEAD]
IBC 3805
August 15, 2006
Nam Tai Electronics, Inc.
116 Main Street
3rd Floor
Road Town, Tortola
British Virgin Islands
Ladies and Gentlemen
RE: NAM TAI ELECTRONICS, INC. REGISTRATION STATEMENT ON FORM S-8
We are British Virgin Islands Counsel to Nam Tai Electronics, Inc., a British Virgin Islands international business company (the “Company”). We have assisted the Company in its preparation of a registration statement (the “Registration Statement”) on Form S-8 under the United States Securities Act of 1933, as amended the (the “Securities Act”), to register 2,000,000 common shares, $.01 par value of the Company (the “Common Shares”) issuable upon exercise of options granted and to be granted under the Company’s 2006 stock option plan (the “Plan”).
In rendering this opinion, we have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have much such other examinations, searches and investigations, as we have considered necessary. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies or telecopies. We have not made an independent examination of the laws of any jurisdiction other than the British Virgin Islands and we do not express or imply any opinions in respect to the laws of any other jurisdiction. The opinions expressed herein are based on legislation and regulations in effect on the date hereof.
Based on and subject to the foregoing we are of the opinion that the Common Shares, when issued pursuant to the exercise of options under the Plan and the payment of the purchase price therefor, will be duly and validly issued, fully paid and non-assessable common shares of the Company.
We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. This consent in not construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

Yours sincerely, McW. TODMAN & CO. /s/ John Carrington
John Carrington